                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


         The following table sets forth information as to Coherent's subsidiaries, all of which are included in the consolidated financial statements. Coherent owns 100% of the outstanding voting securities of such corporations except as noted below.

                                                                         Jurisdiction of
                  Name                                                    Incorporation
----------------------------------------------------------------------------------------------------------
     Coherent FSC, Inc.                                                Virgin Islands
     Coherent GmbH                                                     Germany
     Coherent (U.K.) Ltd.                                              United Kingdom
     Coherent Japan, Inc.                                              Japan
     Lambda Physik GmbH (1)                                            Germany
     Lambda Physik U.S. (1)                                            Massachusetts
     Lambda Physik Japan, K.K. (2)                                     Japan
     Coherent S.A.                                                     France
     Coherent Optics Europe, Ltd.                                      United Kingdom
     Coherent Lubeck GmbH                                              Germany
     Coherent Export Co., Inc.                                         United States
     Coherent Holding Co., GmbH                                        Germany
     Coherent-Ealing Europe, Ltd.                                      United Kingdom
     Coherent (U.K.) Holdings, Ltd.                                    United Kingdom
     Coherent Benelux                                                  The Netherlands
     Coherent Tutcore, Ltd. (3)                                        Finland
     Coherent HK Limited                                               Hong Kong
     Coherent Italia                                                   Italy
     Coherent Scotland                                                 Scotland
     Star Medical Technologies, Inc.                                   United States

(1) Coherent owns 60.4% of the outstanding voting securities of these subsidiaries.
(2) Coherent owns 58.9% of the outstanding voting securities of this subsidiary.
(3) Coherent owns 80.0% of the outstanding voting securities of this subsidiary.